Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 73U2,74V1 and 74V2

The Diamond Hill Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A,where applicable
        72DD2-74U2  Class C, Class I and Class Y Shares, where
			 applicable

The following is a class breakout of the total income distributions (000's), NAVs,income distributions per share and shares outstanding (000's) at June 30, 2015:

			Total Income  Income	    Shares
			Distributions Distribution  Outstanding
			(000s)	      per share	    (000s)       NAV

Class A Shares
Small Cap Fund	    		-	-	    16,634	33.45
Small-Mid Cap Fund		-	-	    5,760	19.27
Mid Cap Fund	        	-	- 	    238  	11.18
Large Cap Fund			-	-	    50,975 	23.11
Select Fund			-	-	    2,220	13.84
Long-Short Fund			-	-	    28,081	24.06
Research Opportunities Fund	-	-	    635		23.31
Financial Long-Short Fund	-	-	    575		19.73
Strategic Income Fund    	787	0.2660	    3,026	11.08

Class C Shares
Small Cap Fund	    		-	-	    1,975	29.86
Small-Mid Cap Fund		-	-	    1,498 	18.03
Mid Cap Fund	        	-	-	    3   	11.11
Large Cap Fund			-	-	    3,835	22.07
Select Fund			-	-	    839		13.34
Long-Short Fund			-	-	    8,160	22.07
Research Opportunities Fund	-	-	    262		22.68
Financial Long-Short Fund	-	-	    121		18.31
Strategic Income Fund    	508	0.2280	    2,213	11.06

Class I Shares
Small Cap Fund	    		-	-	    23,185	33.93
Small-Mid Cap Fund		-	-	    21,474      19.45
Mid Cap Fund		        -	-	    258         11.21
Large Cap Fund			-	-	    73,679	23.26
Select Fund			-	-	    5,546	13.85
Long-Short Fund			-	-	    124,919     24.44
Research Opportunities Fund	-	-	    2,288	23.43
Financial Long-Short Fund	-	-	    1,050       19.72
Strategic Income Fund    	4,216	0.2810	    15,942 	11.05

Class Y Shares
Small Cap Fund	    		-	-	    5,597	33.96
Small-Mid Cap Fund		-	-	    23,990	19.48
Mid Cap Fund			-	-	    1,119	11.23
Large Cap Fund			-	-	    18,421      23.28
Select Fund			-	-	    797		13.87
Long-Short Fund			-	-	    13,046	24.49
Research Opportunities Fund	-	-	    751		23.48
Financial Long-Short Fund	-	-	    -		-
Strategic Income Fund    	442	0.2870	    1,645	11.05